As filed with the Securities and Exchange Commission on August 26, 2005

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 2 TO
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 8, 2005

Tri-Valley Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-31852	87-0505222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5555 Business Park South, Suite 200
Bakersfield, California 93309
(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On August 8, 2005, Tri-Western Resources, LLC, entered into a secured promissory note in the principal amount of $1,174,836 with Financial Federal Credit, Inc., as the holder to secure the purchase of goods and equipment, including equipment for use in Tri-Western's calcium carbonate mining operations at the Monarch Mine in California. On August 24, 2005, Tri-Western entered into an additional secured promissory note with Financial Federal Credit, Inc., in the principal amount of $342,876, to secure the purchase of additional equipment for use at the mine. Tri-Western expects that total borrowings under these arrangements for equipment financing will eventually reach about $3.5 million during 2005, including the amounts listed above. This amendment to Form 8-K files the additional promissory note and security agreement regarding this second , August 24 loan agreement for equipment at the Monarch Mine.

Tri-Western Resources is a joint venture between Tri-Valley Corporation's wholly owned subsidiary, Select Resources Corporation, Inc., and Trans Western Materials, Inc. Tri-Valley is not a party to or guarantor of the loans, but the loans will be recorded on Tri-Valley's consolidated financial statements because Tri-Valley's wholly owned subsidiary, Select Resources, Inc., has the right to appoint a majority of the board of managers of Tri-Western Resources.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit	Description
10.1	Promissory Note between Tri-Western Resources, LLC, Maker, and Financial Federal Credit, Inc., Holder
10.2	Security Agreement

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 26, 2005	TRI-VALLEY CORPORATION /s/ Thomas J. Cunningham
Thomas J. Cunningham Chief Financial Officer